REOFFER PROSPECTUS	Filed Pursuant to Rule 424(b)(5)
(To Registration Statement on Form S-8 dated April 30, 2024)	Registration No. 333-279006

1,056,164 Shares

Common Stock

Issuable under certain awards

Granted under the 2023 Plan

This reoffer prospectus relates to the resale, from time to time, of an aggregate of 1,056,164 (the “Shares”) of the common stock, $0.001 par value per share (the “Common Stock”) of JanOne Inc., a Nevada corporation (the “Company,” “our,” and “we”), by certain security holders identified herein in the section entitled “Selling Securityholders”. Such shares may be acquired in connection with awards granted under the JanOne 2023 Equity Incentive Plan (the “2023 Plan”). You should read this reoffer prospectus carefully before you invest in our Common Stock.

Such resales shall take place on The Nasdaq Capital Market, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions, or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 8 of this reoffer prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the resale of our shares of Common Stock under the Securities Act to allow for future sales by the Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this reoffer prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees, or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JAN.” On May 22, 2024, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $3.31 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this reoffer prospectus and the documents incorporated by reference into this reoffer prospectus for a discussion of the risks that you should consider in connection with an investment in our securities. These are speculative securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is May 23, 2024.

JanOne Inc.

TABLE OF CONTENTS

Reoffer Prospectus

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When used herein, “Company,” “we,” “us,” or “our” refers to JanOne Inc., a Nevada corporation, and our subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this reoffer prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” “should,” “predict,” “potential,” “continue,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

●	our history of losses and working capital deficit;

●	our ability to continue as a going concern;

●	the known and unknown impact of the Covid-19 pandemic on our Company;

●	dependence on our key personnel;

●	need for additional financing to complete our Phase IIb/IIIa studies for JAN101, which is a potential treatment for Periphery Artery Disease;

●	need for financing for the continued development of our newly acquired JAN123, which is a potential treatment for Complex Regional Pain Syndrome;

●	regulatory and legal uncertainties;

●	the impact of quarterly results on our common stock price; and

●	dilution to our stockholders upon the exercise of outstanding common stock options and restricted stock unit grants.

We urge you to consider these factors before investing in our Common Stock. The forward-looking statements included in this reoffer prospectus and any other offering material, or in the documents incorporated by reference into this reoffer prospectus and any other offering material, are made only as of the date of this reoffer prospectus, any other offering material, or the documents incorporated by reference. For more detail on these and other risks, please see “Risk Factors” in this reoffer prospectus and our Annual Report on Form 10-K for our 2023 fiscal year ended December 30, 2023, filed with the SEC on April 8, 2024, and our other filings with the SEC.

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REOFFER PROSPECTUS SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this reoffer prospectus and should be read together with the information contained or incorporated by reference in other parts of this reoffer prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our Common Stock, you should read carefully all of the information contained in or incorporated by reference into this reoffer prospectus, including the information set forth under the caption “Risk Factors” in this reoffer prospectus, as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this reoffer prospectus.

Our Company

General

JanOne Inc. (formerly known as Appliance Recycling Centers of America, Inc.) and subsidiaries (collectively, “we,” the “Company,” or “JanOne”) is focused on being a clinical-stage pharmaceutical company committed to finding treatments for conditions that cause severe pain and bringing drugs to market with non-addictive pain-relieving properties and, as of Mid-May, 2024 is broadening its focus to fintech, as well.

In connection this broadening of our focus, on May 10, 2024, we executed and delivered a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Alt 5 Sigma, Inc., a Delaware corporation (“Alt 5”), pursuant to which we acquired all of the capital stock of Alt 5, which, as of the May 15, 2024, closing of that transaction, became a first-tier, wholly-owned subsidiary of ours and Alt 5’s subsidiaries became our second-tier wholly-owned subsidiaries.

In that transaction, we issued approximately 1,799,100 shares of our common stock and 34,207 shares of our newly designated Series B Preferred Stock (the “Series B Stock”) to the legacy equity holders of the capital stock of Alt 5. The shares of our common stock represented approximately 19.9% of our then-issued and outstanding shares of common stock. Each of the issued shares of our common stock was valued at $4.14, which was the Nasdaq NOCP on Thursday, May 9, 2024, the day immediately prior to the date on which the parties executed and delivered the Merger Agreement. The Series B Stock is not redeemable, is not convertible, directly or indirectly, into any class or series of our capital stock, does not provide for the payment or accrual of any dividends, has no non-statutorily mandated voting rights, and provides for a liquidation preference of $250 per share under certain limited circumstances.

ALT 5 is a fintech that provides next generation blockchain-powered technologies to enable a migration to a new global financial paradigm. ALT 5, through its subsidiaries, offers two main platforms to its customers: “ALT 5 Pay” and “ALT 5 Prime.” ALT 5 Pay is a crypto-currency payment gateway that enables registered and approved global merchants to accept and make crypto-currency payments or to integrate the ALT 5 Pay payment platform into their application or operations using the plugin with WooCommerce and or ALT 5 Pay’s checkout widgets and APIs. Merchants have the option to convert to fiat currency (US Dollars, Canadian Dollars, Euros, and British Pounds Sterling) automatically or to receive their payment in digital assets. ALT 5 Prime is an electronic over-the-counter trading platform that enables registered and approved customers to buy and sell digital assets. Customers can purchase digital assets with fiat and, equally, can sell digital assets and receive fiat. ALT 5 Prime is available through a browser-based access, mobile phone application named “ALT 5 Pro” that can be downloaded from the Apple App Store, from Google Play, through ALT 5 Prime’s FIX API, as well as through Broadridge Financial Solutions’ NYFIX gateway for approved customers.

With respect to our commitment to finding treatments for conditions that cause severe pain and bringing drugs to market with non-addictive pain-relieving properties, our first drug candidate is a treatment for Peripheral Artery Disease (“PAD”), a condition that can cause severe pain and affects over 8.5 million people in the United States. The Company intends to champion new initiatives—digital technologies, educational advocacy, and revolutionary painkilling drugs that address what we believe is a multibillion dollar a year market—to help combat the opioid crisis, which claims tens of thousands of lives each year.

On December 28, 2022, we entered into a Purchase Agreement (the “Soin Purchase Agreement”) with Soin Therapeutics, LLC. Under the Soin Purchase Agreement, the Company acquired Soin Therapeutics and its LDN product, now known as JAN123. JAN123 is a novel formulation of 2.0 mg of LDN that results in a biphasic release of the product. The release properties of JAN123 provide for an immediate release of less than half the product with a slow, sustained release of the remaining product. Importantly, the rapid release of LDN has been reported to lead to vivid and lucid unpleasant dreams, which should be eliminated with the formulation of JAN123. Initially, a single tablet of JAN123 will be administered orally, once a day before sleep, with eventual titration up to two tablets (4 mg) before sleep.

The name of the Company, JanOne Inc., was strategically chosen to express the start of a new day in the fight against the opioid epidemic. January one is the first day of a New Year—universally considered as a day of optimism, resolution, and hope. JanOne stands by its strategic commitment to fresh thinking and innovative means to assist in ending the worst drug crisis in our nation’s history.

Through March 8, 2023, the Company operated its legacy businesses through its Recycling Subsidiaries, consisting of: (a) ARCA Recycling, Inc., a California corporation (“ARCA Recycling”), (b) ARCA Canada Inc., a corporation organized under the laws of Ontario, Canada (“ARCA Canada”), and (c) Customer Connexx, LLC, a Nevada limited liability company (“Connexx”). ARCA Recycling and ARCA Canada recycle major household appliances in North America by providing turnkey appliance recycling and replacement services for utilities and other sponsors of energy efficiency programs. Connexx is a company that provides call center services for recycling businesses. On March 9, 2023, we entered into a Stock Purchase Agreement (the “Recycling Purchase Agreement”) with VM7 Corporation, a Delaware corporation (“VM7”), under which it agreed to acquire all of the outstanding equity interests of the Recycling Subsidiaries. The principal of VM7 is Virland A. Johnson, our Chief Financial Officer.

The information contained in or accessible from our website is not incorporated into this reoffer prospectus and it should not be considered part of this reoffer prospectus. We have included our website address in this reoffer prospectus solely as an inactive textual reference.

Corporate Information

The Company was incorporated in Minnesota in 1983, although, through its predecessors, we began operating our legacy recycling business in 1976. On March 12, 2018, we reincorporated in the State of Nevada. Effective as of September 10, 2019, we changed our name to JanOne Inc. We run our operations through JanOne Inc., as well as through our wholly-owned subsidiaries, JanOne BioTech Holdings, Inc., and Soin Technologies, LLC.

Where You Can Find Us

Our principal executive office is located at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, and our telephone number is (702) 997-5968. We report on a 52-or 53-week fiscal year. Our 2024 fiscal year will end on December 28, 2024. Our 2023 fiscal year ended on December 30, 2023. Our 2022 fiscal year ended on December 31, 2022. We maintain a corporate website at www.janone.com. Except as specifically set forth herein, the information which appears on our website is not part of this reoffer prospectus. Please see our Annual Report on Form 10-K for the 2023 fiscal year ended December 30, 2023, as filed with the SEC on April 8, 2024, and our other subsequent filings with the SEC for additional information about our business, operations, and financial condition.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this reoffer prospectus.

Outstanding Common Stock:	11,671,092 shares of our Common Stock are outstanding as of May 23, 2024.

Common Stock Offered:	Up to1,056,164 shares of our Common Stock for sale by the Selling Securityholders (which include our executive officers and directors) for their own account pursuant to the 2023 Plan.

Selling Securityholders:	The Selling Securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page 7.

Use of Proceeds:	We will not receive any proceeds from the sale of our Common Stock by the Selling Securityholders.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this reoffer prospectus beginning on page 3 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq Capital Market symbol:	JAN

The discussion and table above are based on 11,671,092 shares of our Common Stock outstanding as of May 23, 2024, and excludes, as of that date, the following:

●	114,000 shares of our Common Stock issuable upon exercise of outstanding stock options issued under our 2016 Stock Compensation Plan with a weighted-average exercise price of $5.68 per share and no shares of our common stock issuable upon exercise of outstanding stock options issued under our 2023 Plan;

●	1,922,188 shares of our Common Stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $0.82 per share; and

●	566,148 shares of our Common Stock that are available for future issuance under our 2023 Plan.

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RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this reoffer prospectus and in the documents that we incorporate by reference into this reoffer prospectus before you decide to accept any shares of our Common Stock offered hereby. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this reoffer prospectus or in the documents incorporated by reference herein. Any of the risks and uncertainties set forth in this reoffer prospectus, as updated by annual, quarterly, and other reports and documents that we file with the SEC and incorporate by reference into this reoffer prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Common Stock.

Risks Related to this Offering and Ownership of Our Common Stock

The market price for our Common Stock is particularly volatile given our status as a company with a small and thinly traded public float, lack of profits, and the need for capital to fund our biopharmaceutical product development, which could and has led to wide fluctuations in our share price.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. For example, from May 24, 2023 through May 22, 2024, the reported sale price of our Common Stock has fluctuated between $1.12 and $3.31 per share. Such volatility can be attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

In addition to being highly volatile, our Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;
●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;
●	market conditions affecting our business or the economy as a whole;
●	developments in the financial markets and worldwide or regional economies;
●	announcements of innovations or new products or services by us or our competitors;
●	sales of our Common Stock or other securities by us or in the open market;
●	changes in the market valuations of other comparable companies; and
●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for biopharmaceutical stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition, or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results, and financial condition.

In addition, if the market for biopharmaceutical stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition, or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results, and financial condition.

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We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we intend to use the net proceeds from this offering for working capital and general corporate purposes. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of Common Stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences, or privileges senior to, or pari passu with, those of our Common Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our Common Stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We have never paid a dividend on our Common Stock. The determination of whether to pay dividends on our Common Stock in the future will depend on several factors, including without limitation, our earnings, financial condition, and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

We could issue preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorize the issuance of up to 2,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. 259,729 shares of our Series A-1 Convertible Preferred Stock” are authorized, of which 122,480 shares are issued and outstanding, leaving 137,249 shares of that series that are authorized, but unissued. 200,000 shares of our Series S Convertible Preferred Stock are authorized, of which 100,000 shares are issued and outstanding, leaving 100,000 shares of that series that are authorized, but unissued. 34,250 shares of our “Series B Preferred Stock” are authorized, of which 34,208 shares are issued and outstanding, leaving 42 shares of that series that are authorized, but unissued. 3,200 shares of our “Series M Preferred Stock are authorized, of which 3,200 shares are issued and outstanding, leaving -0-shares of that series that are authorized, but unissued. 5,000 shares of our “Series V Convertible Preferred Stock” are authorized, of which 5,000 shares are issued and outstanding, leaving -0- shares of that series that are authorized, but unissued. We have 1,497,821 shares of “blank check” preferred stock remaining available for designation and issuance. Our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting, or other rights that could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying, or preventing a change in control of us. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, our Common Stock price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by many factors, including without limitation, the research reports that industry or securities analysts may publish about us, our business, our market, or our competitors. As of the date of this reoffer prospectus, no analysts cover us, but, if any were to cover us and then adversely change their recommendation regarding our Common Stock, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

Significant dilution will occur if outstanding options or warrants are exercised, or restricted stock unit grants vest.

As of May 23, 2024, we had 114,000 shares of our Common Stock underlying outstanding stock options and 1,922,188 shares of our Common Stock underlying outstanding warrants. If outstanding stock options or warrants are exercised or if shares of our Series A-1 Convertible Preferred Stock, shares of our Series S Convertible Preferred Stock, or shares of our Series V Convertible Preferred Stock are converted, dilution will occur to our stockholders, which may be significant.

We may not be able to maintain compliance with the continued listing requirements of The Nasdaq Capital Market.

Our Common Stock is listed on The Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other requirements including, without limitation, a requirement that our closing bid price be at least $1.00 per share and net stockholders’ equity of not less than $2.5 million. If we fail to continue to meet all applicable continued listing requirements for The Nasdaq Global Market in the future and Nasdaq determines to delist our Common Stock, the delisting could adversely affect the market liquidity of our Common Stock, our ability to obtain financing to repay debt, and fund our operations.

USE OF PROCEEDS

The shares of our Common Stock that may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

The following table sets forth, as of May 23, 2024 (the “Reoffer Prospectus Date”), the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned by the Selling Securityholders, the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this reoffer prospectus, and the number of shares of Common Stock that would be beneficially owned by the Selling Securityholders after the sale of their shares offered hereby (assuming that the Selling Securityholders sell all of their shares covered by this reoffer prospectus). The percentage of beneficial ownership after the offered shares of Common Stock are sold is calculated based on 11,671,092 shares of Common Stock outstanding as of the Reoffer Prospectus Date. Each share of Common Stock has the right to one vote per share.

The shares of our Common Stock offered by the Selling Securityholders hereunder include shares of our Common Stock issued pursuant to the 2023 Plan, as described in the Registration Statement of which this reoffer prospectus is a part. When we refer to the “Selling Securityholders” in this reoffer prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Securityholders’ interest in their shares of Common Stock other than through a public sale.

The number of shares of our Common Stock to be offered or resold under this reoffer prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling those securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Because the Selling Securityholders may offer all or part of the shares of our Common Stock that they own pursuant to the offering contemplated by this reoffer prospectus, and because such offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number of shares that will be held upon termination of this offering. The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Securityholder may offer under this reoffer prospectus. We do not know how long the Selling Securityholders will hold any or all of the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this reoffer prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of their shares of Common Stock offered by them by this reoffer prospectus.

	Relationship to the	Number of Shares Beneficially Owned Prior to the Offering (1)			Number of Shares Being	Number of Shares Beneficially Owned After Offering (3)
	Company	Number		Percent (%)	Offered (2)	Number	Percent (%)
Tony Isaac	Chief Executive Officer & Chairman	820,870	(2)	7.03%	726,870	94,000	*	%
Virland Johnson	Chief Financial Officer	329,294		2.82%	329,294	-0-	-0-%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares that the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on an aggregate of 11,671,092 shares of Common Stock outstanding as of May 23, 2024.

(2)	Includes 676,870 vested and 50,000 non-vested shares of our Common Stock issued pursuant to the 2023 Plan.

(3)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some, or none of their shares of our Common Stock or may acquire or dispose of other shares of our Common Stock, no reliable estimate can be made of the aggregate number of shares of our Common Stock that will be sold pursuant to this offering or the number or percentage of shares of our Common Stock that each Selling Securityholder will own upon completion of this offering.

* Less than one percent.

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PLAN OF DISTRIBUTION

We are registering the shares of our Common Stock covered by this reoffer prospectus to permit the Selling Securityholders to conduct public secondary trading of their shares from time to time after the date of this reoffer prospectus. We will not receive any of the proceeds of the sale of their shares offered by this reoffer prospectus. The aggregate proceeds to the Selling Securityholders from the sale of their shares will be the purchase price thereof less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the shares of our Common Stock covered by this reoffer prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of their shares to be made directly or through agents.

The shares of our Common Stock offered by this reoffer prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Selling Securityholders’ shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this reoffer prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between any of the Selling Securityholders and any underwriter, broker-dealer, or agent regarding the sale of the Selling Securityholders’ shares.

The Selling Securityholders’ shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale, including The Nasdaq Capital Market;

●	In the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the shares of our Common Stock is made for a Selling Securityholder, a further reoffer prospectus or prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of their shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of their shares under this reoffer prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise, or gift any of their shares by other means not described in this reoffer prospectus. In addition, any of the Selling Securityholders’ shares covered by this reoffer prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The Selling Securityholders’ shares covered by this reoffer prospectus may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Selling Securityholders’ shares covered by this reoffer prospectus may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of their Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Selling Securityholders’ shares and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of such shares to engage in market-making activities with respect to the particular shares being distributed. This may affect the marketability of such shares and the ability of any person or entity to engage in market-making activities with respect to such shares.

The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this reoffer prospectus will be passed upon for us by Clark Hill LLP, Los Angeles, California.

EXPERTS

The financial statements of the Registrant as of and for the year ended December 30, 2023, incorporated by reference in this reoffer prospectus, have been audited by Hudgens, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been incorporated in reliance upon the authority of such firm as experts in accounting and auditing. This report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements of the Registrant as of and for the year ended December 31, 2022, incorporated by reference in this reoffer prospectus, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference herein, and have been incorporated in reliance upon the firm given their authority as experts in accounting and auditing. This report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This reoffer prospectus constitutes a part of the Registration Statement. As permitted by the SEC’s rules, this reoffer prospectus does not contain all of the information that is included in the Registration Statement and the Registration Statement on Form S-8, filed April 30, 2024, Registration No. 333-279006, and its exhibits. You will find additional information about us and the 2023 Plan in that Registration Statement and its exhibits. Any statements made in this reoffer prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to that Registration Statement or otherwise filed by us with the SEC for a more complete understanding of such documents or matter.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at www.sec.gov. Our corporate website is www.janone.com. The information on our corporate website is not incorporated by reference in this reoffer prospectus, or any other documents that we file with the Securities and Exchange Commission, and you should not consider it a part of this reoffer prospectus or any of such other documents.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this reoffer prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the year ended December 30, 2023, as filed with the SEC on April 8, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2024, as filed with the SEC on May 3, 2024;

●	our Current Reports on Form 8-K (date of reports: April 16, 2024, May 6, 2024, and May 15, 2024), as filed with the SEC on April 22, 2024, May 6, 2024, and May 21, 2024;

●	the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 17, 2023.

We also incorporate by reference in this reoffer prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statements contained in a previously filed document incorporated by reference into this reoffer prospectus is deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This reoffer prospectus may contain information that updates, modifies, or is contrary to information in one or more of the documents incorporated by reference in this reoffer prospectus. You should rely only on the information incorporated by reference or provided in this reoffer prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this reoffer prospectus is accurate as of any date other than the date of this reoffer prospectus or the date of the documents incorporated by reference in this reoffer prospectus.

We will provide to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this registration statement. You may request a copy of these filings, at no cost to you, by telephoning us at (702) 997-5968 or by writing us at the following address:

JanOne Inc.

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

Attention: Corporate Secretary

You may also access the documents incorporated by reference in this reoffer prospectus through our website at www.janone.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this reoffer prospectus or the registration statement of which it forms a part.

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JANONE INC.

1,056,164 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

May 23, 2024